CLARK CAPITAL
MANAGEMENT GROUP, INC.

INVESTMENT ADVISOR
CODE of ETHICS

navigator INVESTMENT SOLUTIONS

December 2009

Navigating World Markets with Sophisticated Investment Solutions

NRS Code of Ethics

CCMG

Code of Ethics

12/10/2009 to Current

Table of Contents

1 - Statement of General Policy

2 - Definitions

3 - Standards of Business Conduct

4 - Prohibition Against Insider Trading

5 - Personal Securities Transactions

6 - Compliance Procedures

7 - Gifts and Entertainment

8 - Protecting the Confidentiality of Client Information

9 - Certification

10 - Records

11 - Reporting Violations and Sanctions

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Statement of General Policy

This Code of Ethics (“Code”) has been adopted by Clark Capital Management Group and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (“Advisers

Act”).

This Code establishes rules of conduct for all employees of CCMG and is designed to, among other things, govern personal securities trading activities in the accounts of employees.  The

Code is based upon the principle that CCMG and its employees owe a fiduciary duty to CCMG's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) serving their own personal interests ahead of clients, (ii) taking inappropriate advantage of their position with the firm and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

The Code is designed to ensure that the high ethical standards long maintained by CCMG continue to be applied.  The purpose of the Code is to preclude activities which may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct.  The excellent name and reputation of our firm continues to be a direct reflection of the conduct of each employee.

Pursuant to Section 206 of the Advisers Act, both CCMG and its employees are prohibited from engaging in fraudulent, deceptive or manipulative conduct.  Compliance with this section involves more than acting with honesty and good faith alone.  It means that the CCMG has an affirmative duty of utmost good faith to act solely in the best interest of its clients.

CCMG and its employees are subject to the following specific fiduciary obligations when dealing with clients:

●  The duty to have a reasonable, independent basis for the investment advice provided;

●  The duty to obtain best execution for a client’s transactions where the Firm is in a position to direct brokerage transactions for the client;

●  The duty to ensure that investment advice is suitable to meeting the client’s individual objectives, needs and circumstances; and

●  A duty to be loyal to clients.

In meeting its fiduciary responsibilities to its clients, CCMG expects every employee to demonstrate the highest standards of ethical conduct for continued employment with CCMG.

Strict compliance with the provisions of the Code shall be considered a basic condition of

employment with CCMG.   CCMG's reputation for fair and honest dealing with its clients has taken considerable time to build.  This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients.  Employees are urged to seek the advice of Denise Williams, the Chief

Compliance Officer, for any questions about the Code or the application of the Code to their individual circumstances.  Employees should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with CCMG.

The provisions of the Code are not all-inclusive.  Rather, they are intended as a guide for employees of CCMG in their conduct.  In those situations where an employee may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with Denise Williams, the firm's CCO.  Denise may grant exceptions to certain provisions contained in the Code only in those situations when it is clear beyond dispute that the interests of our clients will not be adversely affected or compromised.  All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of

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employees.

Definitions

For the purposes of this Code, the following definitions shall apply:

●  "Supervised person" means employees of CCMG (or other persons occupying a similar status or performing similar functions);

●  “Access person” means any supervised person who: has access to nonpublic information regarding any clients’ purchase or sale of securities or is involved in making securities recommendations to clients that are nonpublic.

●  "Account” means accounts of any employee and includes accounts of the employee’s immediate family members (any relative by blood or marriage living in the employee’s household), and any account in which he or she has a direct or indirect beneficial interest,

such as trusts and custodial accounts or other accounts in which the employee has a beneficial interest, controls or exercises investment discretion.

●  “Beneficial ownership” means having or sharing, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, a direct or indirect pecuniary interest in securities.

● 'Fund' means an investment company registered under the Investment Company Act.

● “Reportable security” means any security as defined in Section 202(a)(18) of the Advisers

Act, except that it does not include: (i) Transactions and holdings in direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv) Transactions and holdings in shares of other types of open-end registered mutual funds, unless CCMG or a control affiliate acts as the investment adviser or principal underwriter for the fund; and

(v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless  CCMG or a control affiliate acts as the  investment adviser or principal underwriter for the fund.

Standards of Business Conduct

CCMG places the highest priority on maintaining its reputation for integrity and professionalism.  That reputation is a vital business asset.  The confidence and trust placed in our firm and it's employees by our clients is something we value and endeavor to protect.

The following Standards of Business Conduct sets forth policies and procedures to achieve these goals.  This Code is intended to comply with the various provisions of the Advisers Act and also requires that all supervised persons comply with the various applicable provisions of the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended,

the Securities Exchange Act of 1934, as amended, and applicable rules and regulations adopted by the Securities and Exchange Commission (“SEC”).

Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers.  Such policies and procedures are contained in this Code.  The Code also contains policies and procedures with respect to personal securities transactions of all CCMG's supervised persons as defined herein.  These procedures cover transactions in a

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reportable security in which a supervised person has a beneficial interest in or accounts over which the supervised person exercises control as well as transactions by members of the supervised person’s immediate family.

Section 206 of the Advisers Act makes it unlawful for CCMG or its agents or employees to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in fraudulent, deceptive or manipulative practices.  This Code contains provisions that prohibit these and other enumerated activities and that are reasonably designed to detect and prevent violations of the Code, the Advisers Act and rules thereunder.

Prohibition Against Insider Trading

Introduction

Trading securities while in possession of material, nonpublic information, or improperly communicating that information to others may expose supervised persons and CCMG to stringent penalties.  Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment.  The SEC can recover the profits gained or losses avoided through the illegal trading, impose a penalty of up to three times the illicit windfall, and/or issue an order permanently barring you from the securities industry.  Finally, supervised persons and CCMG may be sued by investors seeking to recover damages for insider trading violations.

The rules contained in this Code apply to securities trading and information handling by supervised persons of CCMG and their immediate family members.

The law of insider trading is unsettled and continuously developing.  An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance.  Often, a single question can avoid disciplinary action or complex legal problems.  You must notify Denise Williams immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur.

General Policy

No supervised person may trade, either personally or on behalf of others (such as investment funds and private accounts managed by CCMG), while in the possession of material, nonpublic information, nor may any personnel of CCMG communicate material, nonpublic information to others in violation of the law.

1. What is Material Information?

Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions.  Generally, this includes any information the disclosure of which will have a substantial effect on the price of a company’s securities.  No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.  For this reason, you should direct any questions about whether information is material to Denise

Williams.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation,

liquidation problems, and extraordinary management developments.

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Material information also may relate to the market for a company’s securities.

Information about a significant order to purchase or sell securities may, in some contexts, be material.  Prepublication information regarding reports in the financial press also may be material.  For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about The Wall Street Journal’s “Heard on the Street” column.

You should also be aware of the SEC’s position that the term “material nonpublic information” relates not only to issuers but also to CCMG's securities recommendations and client securities holdings and transactions.

2. What is Nonpublic Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace.  For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency,

the Dow Jones  “tape” or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

3. Identifying Inside Information

Before executing any trade for yourself or others, including investment funds or private accounts managed by CCMG (“Client Accounts”), you must determine whether you have access to material, nonpublic information.  If you think that you might have access to material, nonpublic information, you should take the following steps:

●  Report the information and proposed trade immediately to Denise Williams.

●  Do not purchase or sell the securities on behalf of yourself or others.

●  Do not communicate the information inside or outside the firm, other than to Denise

Williams.

●  After Denise Williams has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the firm will take.

You should consult with Denise Williams before taking any action.  This degree of caution will protect you, our clients, and the firm.

4. Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons:

First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities.  Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).  Second, the SEC has adopted a rule which expressly forbids trading and

“tipping” while in the possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either.  Supervised persons of CCMG and others subject to this Code should exercise extreme caution any time they become aware of nonpublic information relating to a tender offer.

Personal Securities Transactions

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General Policy

CCMG has adopted the following principles governing personal investment activities by CCMG's

'supervised persons' and 'access persons' (as defined in the Definitions chapter of this Code):

●  The interests of client accounts will at all times be placed first.

●  All personal securities transactions will be conducted in such manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

●  CCMG supervised persons must not take inappropriate advantage of their positions.

●  No CCMG access person shall purchase or sell securities as defined herein without submitting the transaction for pre-clearance through the Employee Services section of the

CCMG Intranet. Upon supplying the ticker symbol of the security, the number of shares,

and the type of transaction (buy or sell), the transaction is approved or denied.

●  All pre-clearance requests are archived.

Access Persons

The following restrictions and limitations on personal securities transactions shall apply only to

CCMG access persons unless indicated otherwise. The firm's CCO will maintain a current list of all CCMG supervised persons considered to be access persons.

Restricted List

CCMG maintains a list of securities that the firm has purchased or sold (the 'Restricted List').

For securities placed on the Restricted List, personal trading may be limited or prohibited,

depending on the nature of the requested transaction. The Restricted List is available upon request of the CCO or designee.

No CCMG access person shall purchase or sell any security listed on the Restricted List except in the following instances:

1) Purchases or sales which are nonviolational on the part of any CCMG access person;

2) Purchases which are part of an automatic dividend reinvestment plan;

3) Purchases effected upon the rights issued by an issuer prorata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

4) Purchases or sales where the firm's CCO or any other officer authorized to approve personal trades may permit exemptions to the prohibitation of this section on a case-by-case basis when no abuse is involved and the circumstances of the proposed trade, as they are best able to determine, support an exemption, and shall note the reason for the exemption;

5) De minimis transactions for equity securities (as defined herein).

De Minimis Transactions for Equity Securities

Purchases or sales on any one day of up to the greater of: (i) 3,000 shares if the issuer has a market capitalization greater than $3 billion; or (ii) one percent of the ten-day average trading volume of any security listed on an exchange and held in a client account, both of which are ordinarily considered de minimis transactions. However, the firm's CCO or any other officer authorized to approve personal trades has the right to reject personal transactions for any

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reason.

Blackout Period

CCMG access persons are prohibited from purchasing or selling a security within seven (7)

calendar days before or after the date on which a transaction in the same security is effected for a CCMG client. Should any CCMG access person make an authorized personal trade within such blackout period, the CCO (or, in her absence, any officer authorized to approve trades)

shall, in his or her discretion and based on his or her assessment of the facts and circumstances surrounding such personal trade, determine whether the CCMG access person improperly benefited from the market effect of the trade for the CCMG client. If the CCO or such other officer so determines, the CCMG access person shall cancel the trade or promptly disgorge the imputed profit, if any, from his or her personal trade that shall have accrued between the date thereof and the trade date of the transaction in the same security for the

CCMG client.  Imputed profit shall in all cases mean the difference between the price at which the CCMG access person transacted and the price at which the trade for the CCMG client was transacted. Any profits realized on such short-term trades must be disgorged and the profits will be paid to a charity selected by CCMG's President. As determined by the COO, transactions during the blackout period may fall under the de minimis provisions as described above.

Short-Term Trading Ban

No CCMG access person shall profit from the purchase and sale, or sale and purchase, of the same securities that are owned by a CCMG client or that are being considered for purchase on behalf of CCMG clients, within thirty (30) calendar days. Any profits realized on such short-

term trades must be disgorged and the profits will be paid to a charity selected by CCMG's president. The CCO and any other officer authorized to approve trades may permit exemptions to the prohibitation of this section on a case-by-case basis when no abuse is involved and the circumstances of the proposed trade, as they are best able to determine, support an exemption, and shall note the reason for any such exemption. CCMG access persons may sell a security covered by this section at a loss within thirty (30) calendar days of purchase,

provided, however, that in such instance the CCMG access person may not repurchase the same security in less than thirty (30) calendar days. As determined by the COO, transactions with the thirty (30) calendar days may fall under the de minimis provisions as described above.

Pre-Clearance Requirement for Participation in IPOs

No access person shall acquire any beneficial ownership in any securities in an Initial Public

Offering for his or her account, as defined herein, without the prior written approval of Denise

Williams who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person’s activities on behalf of a client) and, if approved, the participation will be subject to continuous monitoring for possible future conflicts.

Pre-Clearance Requirement for Private or Limited Offerings

No access person shall acquire beneficial ownership of any securities in a limited offering or private placement without the prior written approval of Denise Williams who has been provided with full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the supervised person’s activities on behalf of a client)

and, if approved, the ownership of the securities will be subject to continuous monitoring for possible future conflicts.

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Pre-Clearance Requirement for Equity Transactions

No access person shall acquire any security without first entering the trade through the firms's pre-clearance system. The system, accessed through the firm's Intranet, allows the access person to enter the CUSIP, action (buy or sell) and share amount for the security they wish to trade. An e-mail is instantly sent to Harry Clark, Sean Clark, Steve Grant and Denise Williams

for review. Before approving a personal transaction, the reviewer will examine whether the proposed transaction is prohibited under the Code of Ethics, whether the size of the transaction relative to market capitalization of the security  presents an opportunity to take advantage of a client's position and other reasons for disallowing a personal trade. An e-mail approving or disapproving the trade will be sent to the employee.

Failure to Comply with Personal Trading Restrictions

Should any CCMG access person or supervised person make a personal trade that is either prohibited by this Code or inconsistent with the principles of this Code, he or she may be obliged, without benefit of tax deduction, to promptly sell the position and/or disgorge any imputed or realized profit that shall have accrued between the date of such unauthorized personal trade and the date of disgorgement. Profits disgorged pursuant to this Code shall be paid to a charity selected by the President.

Personal Securities Holdings and Securities Reports

Every supervised person shall provide initial and annual holdings reports and quarterly transactions reports to Denise Williams. Please refer to the Compliance Procedures chapter of this Code for specific requirements.

Compliance Procedures

Reporting Requirements

Every supervised person shall provide initial and annual holdings reports and quarterly transaction reports to Denise Williams which must contain the information described below. It is the policy of CCMG that each supervised person must arrange for their brokerage firm(s) to send automatic duplicate brokerage account statements to Denise Williams.

1. Initial Holdings Report

Every supervised person shall, no later than ten (10) days after the person becomes a supervised person, file an initial holdings report containing the following information:

●  The title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each reportable security in which the supervised person had any direct or indirect beneficial ownership  when the person becomes a supervised person;

●  The name of any broker, dealer or bank, account name, number and location with whom the supervised person maintained an account in which any securities were held for the direct or indirect benefit of the supervised person; and

●  The date that the report is submitted by the supervised person.

The information submitted must be current as of a date no more than forty-five (45) days before the person became a supervised person.

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2. Annual Holdings Report

Every supervised person shall, no later than January 30 each year, file an annual holdings report containing the same information required in the initial holdings report as described above.  The information submitted must be current as of a date no more than forty-five (45)

days before the annual report is submitted.

3. Quarterly Transaction Reports

Every supervised person must, no later than thirty (30) days after the end of each calendar quarter, file a quarterly transaction report in an excel format containing the following information:

With respect to any transaction during the quarter in a reportable security in which the supervised persons had any direct or indirect beneficial ownership:

●  The date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and  the principal amount (if applicable) of each covered security;

●  The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

●  The price of the reportable security at which the transaction was effected;

●  The name of the broker, dealer or bank with or through whom the transaction was effected; and

●  The date the report is submitted by the supervised person.

Trade

Buy/Sell      CUSIP

Security

Security

Quantity    Unit

Principal/

Date

Symbol

Description

Price

Proceeds

4. Exempt Transactions

A supervised person need not submit a report with respect to:

●  Transactions effected for, securities held in, any account over which the person has no direct or indirect influence or control;

●  Transactions effected pursuant to an automatic investment plan;

●  A quarterly transaction report if the report would duplicate information contained in securities transaction confirmations or brokerage account statements that CCMG holds in its records so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

5. Monitoring and Review of Personal Securities Transactions

Denise Williams will monitor and review all reports required under the Code for compliance with CCMG's policies regarding personal securities transactions and applicable SEC rules and

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regulations.  Denise Williams may also initiate inquiries of supervised persons regarding personal securities trading.  Supervised persons are required to cooperate with such inquiries and any monitoring or review procedures employed CCMG.  Any transactions for any accounts of Denise Williams will be reviewed and approved by the President or other designated supervisory person. Denise Williams shall at least annually identify all supervised persons who are required to file reports pursuant to the Code and will inform such supervised persons of their reporting obligations.

Gifts and Entertainment

Giving, receiving or soliciting gifts in a business setting may create an appearance of impropriety or may raise a potential conflict of interest.  CCMG has adopted the policies set forth below to guide supervised persons in this area.

General Policy

CCMG's policy with respect to gifts and entertainment is as follows:

●  Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest ;

●  Supervised persons should not accept or provide any gifts or favors  that might influence the decisions you or the recipient must make in business transactions involving CCMG, or that others might reasonably believe would influence those decisions;

●  Modest gifts and favors, which would not be regarded by others as improper, may be accepted or given on an occasional basis.  Entertainment that satisfies these requirements and conforms to generally accepted business practices also is permissible;

●  Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed.

Reporting Requirements

●  Any supervised person who accepts, directly or indirectly, anything of value from any person or entity that does business with or on behalf of CCMG or any person or entity that may have the prospect of doing business with or on behalf of the firm, including gifts and gratuities with value in excess of $250 per year must obtain consent from Denise Williams before accepting such gift.

●  This reporting requirement does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, you are accompanied by the person or representative of the entity that does business with or has the prospect of doing business with CCMG.

●  This gift reporting requirement is for the purpose of helping CCMG monitor the activities of its employees.  However, the reporting of a gift does not relieve any supervised person from the obligations and policies set forth in this Section or anywhere else in this Code.  If you have any questions or concerns about the appropriateness of any gift, please consult

Denise Williams.

Protecting the Confidentiality of Client Information

Confidential Client Information

In the course of investment advisory activities of CCMG, the firm gains access to non-public information about its clients.  Such information may include a person's status as a client,

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personal financial and account information, the allocation of assets in a client portfolio, the composition of investments in any client portfolio, information relating to services performed for or transactions entered into on behalf of clients, advice provided by CCMG to clients, and data or analyses derived from such non-public personal information (collectively referred to as

'Confidential Client Information').  All Confidential Client Information, whether relating to

CCMG's current or former clients, is subject to the Code's policies and procedures.  Any doubts about the confidentiality of information must be resolved in favor of confidentiality.

Non-Disclosure Of Confidential Client Information

All information regarding CCMG's clients is confidential.   Information may only be disclosed

when the disclosure is consistent with the firm's policy and the client's direction.  CCMG does not share Confidential Client Information with any third parties, except in the following circumstances:

●  As necessary to provide service that the client requested or authorized, or to maintain and service the client's account.  CCMG will require that any financial intermediary, agent or other service provider utilized by CCMG (such as broker-dealers or sub-advisers) comply with substantially similar standards for non-disclosure and protection of Confidential Client

Information and use the information provided by CCMG only for the performance of the specific service requested by CCMG;

●  As required by regulatory authorities or law enforcement officials who have jurisdiction over CCMG, or as otherwise required by any applicable law.  In the event CCMG is compelled to disclose Confidential Client Information, the firm shall provide prompt notice to the clients affected, so that the clients may seek a protective order or other appropriate remedy.  If no protective order or other appropriate remedy is obtained, CCMG shall disclose only such information, and only in such detail, as is legally required;

●  To the extent reasonably necessary to prevent fraud, unauthorized transactions or liability.

Employee Responsibilities

All supervised persons are prohibited, either during or after the termination of their employment with CCMG, from disclosing Confidential Client Information to any person or entity outside the firm, including family members, except under the circumstances described above.

A supervised person is permitted to disclose Confidential Client Information only to such other supervised persons who need to have access to such information to deliver the CCMG's services to the client.

Supervised persons are also prohibited from making unauthorized copies of any documents or files containing Confidential Client Information and, upon termination of their employment with

CCMG, must return all such documents to CCMG.

Any supervised person who violates the non-disclosure policy described above will be subject to disciplinary action, including possible termination, whether or not he or she benefited from the disclosed information.

Security Of Confidential Personal Information

CCMG enforces the following policies and procedures to protect the security of Confidential

Client Information:

●  The Firm restricts access to Confidential Client Information to those supervised persons who need to know such information to provide CCMG's services to clients;

●  Any supervised person who is authorized to have access to Confidential Client Information

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in connection with the performance of such person's duties and responsibilities is required to keep such information in a secure compartment, file or receptacle on a daily basis as of the close of each business day;

●  All electronic or computer files containing any Confidential Client Information shall be password secured and firewall protected from access by unauthorized persons;

●  Any conversations involving Confidential Client Information, if appropriate at all, must be conducted by supervised persons in private, and care must be taken to avoid any unauthorized persons overhearing or intercepting such conversations.

Privacy Policy

As a registered investment adviser, CCMG and all supervised persons, must comply with SEC

Regulation S-P, which requires investment advisers to adopt policies and procedures to protect the 'nonpublic personal information' of natural person clients.  'Nonpublic information,' under

Regulation S-P, includes personally identifiable financial information and any list, description,

or grouping that is derived from personally identifiable financial information.  Personally identifiable financial information is defined to include information supplied by individual clients,

information resulting from transactions, any information obtained in providing products or services.  Pursuant to Regulation S-P CCMG has adopted policies and procedures to safeguard the information of natural person clients.

Enforcement and Review of Confidentiality and Privacy Policies

Denise Williams is responsible for reviewing, maintaining and enforcing CCMG's confidentiality and privacy policies and is also responsible for conducting appropriate employee training to ensure adherence to these policies.  Any exceptions to this policy requires the written approval of Denise Williams.

Certification

Initial Certification

All supervised persons will be provided with a copy of the Code and must initially certify in writing to Denise Williams that they have: (i) received a copy of the Code; (ii) read and understand all provisions of the Code; (iii) agreed to abide by the Code; and (iv) reported all account holdings as required by the Code.

Acknowledgement of Amendments

All supervised persons shall receive any amendments to the Code and must certify to Denise

Williams in writing that they have: (i) received a copy of the amendment; (ii) read and understood the amendment; (iii) and agreed to abide by the Code as amended.

Annual Certification

All supervised persons must annually certify in writing to Denise Williams that they have: (i)

read and understood all provisions of the Code; (ii) complied with all requirements of the

Code; and (iii) submitted all holdings and transaction reports as required by the Code.

Further Information

Supervised persons should contact Denise Williams regarding any inquiries pertaining to the

Code or the policies established herein.

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NRS Code of Ethics

Records

Denise Williams shall maintain and cause to be maintained in a readily accessible place the following records:

●  A copy of any Code of Ethics adopted by the Firm pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five years;

●  A record of any violation of CCMG's Code and any action that was taken as a result of such violation for a period of five years from the end of the fiscal year in which the violation occurred;

●  A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five years was, a supervised person which shall be retained for five years after the individual ceases to be a supervised person of CCMG;

●  A copy of each report made pursuant to  Advisers Act Rule 204A-1, including any brokerage confirmations and account statements made in lieu of these reports;

●  A list of all persons who are, or within the preceding five years have been, access persons;

●  A record of any decision and reasons supporting such decision to approve a supervised persons' acquisition of securities in IPOs and limited offerings within the past five years after the end of the fiscal year in which such approval is granted.

Reporting Violations and Sanctions

All supervised persons shall promptly report to Denise Williams all apparent violations of the

Code. Any retaliation for the reporting of a violation under this Code will constitute a violation of the Code.

Denise Williams shall promptly report to senior management all apparent material violations of the Code.  When Denise Williams finds that a violation otherwise reportable to senior management could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or

her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to senior management.

Senior management shall consider reports made to it hereunder and shall determine whether or not the Code has been violated and what sanctions, if any, should be imposed.  Possible sanctions may include reprimands, monetary fine or assessment, or suspension or termination of the employee’s employment with the firm.

https://www.nrs-inc.com/ace/view_all.asp

12/14/2009